UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2018

FLEX LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore	486123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6876-9899

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 25, 2018, Flex Ltd. (the “Company”) announced that, on October 22, 2018, Michael M. McNamara, the Company’s Chief Executive Officer and a member of the Company’s Board of Directors, advised the Board that he has decided to retire as Chief Executive Officer, effective December 31, 2018.  The Board has engaged Heidrick & Struggles International, Inc. to conduct a search for a new Chief Executive Officer and will be considering both internal and external candidates. Michael D. Capellas, Chairman of the Board, will actively assist the Company’s management with the Chief Executive Officer transition.

On October 25, 2018, the Company issued a press release announcing the retirement of Mr. McNamara, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit

99.1	Press release, dated October 25, 2018, issued by Flex Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

Date: October 25, 2018	By:	/s/ Christopher Collier
Name: Christopher Collier
Title: Chief Financial Officer